Exhibit 13
Certification Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Annual Report on Form 20-F of HDFC Bank Limited (the “Company”) for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to such officer’s best knowledge, that:
     1) the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of March 31, 2005 and for the periods presented in the Report.
The foregoing certification is provided solely for the purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used or relied upon for any other purpose.

/s/ Aditya Puri
Aditya Puri Managing Director

/s/ Vinod G. Yennemadi
Vinod G. Yennemadi Group Head — Finance, Legal & Administration
Date: September 30, 2005